Exhibit 1.1
                      NATIONAL MULTI-SECTOR BOND FUND, INC.

                              ARTICLES OF AMENDMENT

     National Multi-Sector Bond Fund, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The Charter of the Corporation is hereby amended by:

     1. Striking out the name of the Corporation in Articles II of the Articles of Incorporation and inserting in lieu thereof the following name:

                  NATIONAL MULTI-SECTOR FIXED INCOME FUND, INC.


     SECOND: The amendment to the charter of the Corporation herein made was advised by the Board of Directors and approved by the sole stockholder of the Corporation, pursuant to joint unanimous written consent of the Board of Directors and the sole stockholder dated as of December 6, 1989.

IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on behalf by its Vice President and attested by its Secretary on this 6th day of December, 1989.


                                        NATIONAL MULTI-SECTOR BOND FUND, INC.

                                        By:  /S/ Denis McAuley
                                             ----------------------
                                             Denis McAuley, Vice President

Attest:  /s/ Lisa H. Borger
         ---------------------------
         Lisa H. Borger, Secretary



THE UNDERSIGNED Vice President of National Multi-Sector Bond Fund, Inc. has executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, and hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                             /s/ Denis McAuley
                                             -----------------------------
                                             Denis McAuley, Vice President

                         STATE DEPARTMENT OF ASSESSMENTS
                                  AND TAXATION

                               APPROVED FOR RECORD
                              11/6/89 at 10:37 A.M.

                        NATIONAL BALANCED BOND FUND, INC.

                              ARTICLES OF AMENDMENT

     National Balanced Bond Fund, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The charter of the Corporation is hereby amended by:

     1. Striking out the name of the Corporation in Article II of the Articles of Incorporation and inserting in lieu thereof the following name:

                      NATIONAL MULTI-SECTOR BOND FUND, INC.

     2.  Striking out the dollar amount in lines 6 and 13 of Paragraph 2 of
         Article VIII and inserting in lieu thereof the amount of $1000.

     SECOND: The amendments to the charter of the Corporation herein made were duly approved by unanimous written consent of the entire Board of Directors dated October 31, 1989, and at the time of approval by the Directors there were no shares of stock of the Corporation entitled to vote on the matter either outstanding or subscribed for.

IN WITNESS WHEREOF the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested by its Secretary on this 1st day of November, 1989.

                                             NATIONAL BALANCED BOND FUND, INC.

                                             By:  /s/ Mark L. Lipson
                                                  -----------------------
                                             Mark L. Lipson, President

Attest:
/s/  Lisa H. Borger
-----------------------------
Lisa H. Borger, Secretary


--------------------------------------------------------------------------------

                                STATE OF MARYLAND
                                -----------------

I hereby certify that this is a true and complete copy of the 3 page document on file in this office. DATED: 11/7/89.

                  STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY:  /s/  Billie J. Swoboda
     ---------------------------------------------------------------------------
This stamp replaces our previous certification system.  Effective:  10/84

--------------------------------------------------------------------------------

     THE UNDERSIGNED, President of National Balanced Bond Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                                       /s/ Mark L. Lipson
                                                       -------------------------
                                                       Mark L. Lipson, President

                                        STATE DEPARTMENT OF ASSESSMENTS
                                                 AND TAXATION
                                              APPROVED FOR RECORD
                                               9/20/89 at 10:18
                                               -------    -----.m.

                            ARTICLES OF INCORPORATION
                                       OF
                        NATIONAL BALANCED BOND FUND, INC.

                                     * * *


                                    ARTICLE I


     THE UNDERSIGNED, Lisa H. Borger, whose post office address is c/o National Securities & Research Corporation, 3 Pickwick Plaza, Greenwich, CT 06830, being at least eighteen (18) years of age, does hereby act as sole incorporator, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations and with the intention of forming a corporation.

                                   ARTICLE II

                                      NAME
                                      ----

         The name of the Corporation is

                        NATIONAL BALANCED BOND FUND, INC.

                                   ARTICLE III

                               PURPOSES AND POWERS
                               -------------------

     The purpose or purposes for which the Corporation is formed is to act as an open-end, management investment company under the Investment Company Act of 1940, as amended, and the business or objects to be transacted, carried on and promoted by it are as follows:

     (1) To hold, invest and reinvest its assets in securities, and in connection therewith to hold part or all of its assets in cash.

     (2) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration now or hereafter permitted by the General Corporation Law of the State of Maryland and by these Articles of Incorporation, as its Board of Directors may determine, provided, however, that the value of the consideration per share to be received by the Corporation upon the sale or other disposition of any shares of its capital stock shall be not less than the net asset value per share of such capital stock outstanding at the time of such event.



--------------------------------------------------------------------------------

                                STATE OF MARYLAND

I hereby certify that this is a true and complete a copy of the 9 page document on file in this office. DATED: September 20, 1989.

                  STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY:  /s/ Billie J. Swoboda
     ---------------------------------------------------------------------------
This stamp replaces our previous certification system.          Effective: 10/84

--------------------------------------------------------------------------------

     (3) To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the General Corporation Law of the State of Maryland and by these Articles of Incorporation.

     (4) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of any of the foregoing purposes or objects.

     The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to or conferred upon corporations by the General Laws of the State of Maryland now or hereafter in force and the enumerations of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                                   ARTICLE IV

                       PRINCIPAL OFFICE AND RESIDENT AGENT
                       -----------------------------------

     The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, a corporation of the State of Maryland, and the post office address of the resident agent is 21 South Street, Baltimore, Maryland 21202.

                                    ARTICLE V

                                  CAPITAL-STOCK
                                  -------------

     (1) The total number of shares of capital stock which the Corporation shall have authority to issue is Five Hundred Million (500,000,000) shares of the par value of Ten Cents ($0.10) per share and of the aggregate par value of Fifty Million Dollars ($50,000,000).

The shares shall be divided into five classes of Common Stock, each of which is to consist of One Hundred Million (100,000,000) shares. The classes are hereby designated as follows: National Balanced Bond Fund, Inc. Common Stock, and Classes A, B, C and D Common Stock.

     (a) The holders of each share of stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock, irrespective of the class, then standing in his name on the books of the Corporation. On any matter submitted to a vote of Stockholders, all shares of the Corporation then issued and outstanding and entitled to vote shall be voted in the aggregate and not by class except that (1) when otherwise expressly required by the Maryland General Corporation Law or the Investment Company Act of 1940, as amended, shares shall be voted by individual class; (2) only shares of the respective classes are entitled to vote on matters concerning only that class; and (3) fundamental policies may not be changed, unless a change affects only one class, without the approval of the holders of a majority of the Corporation's outstanding voting shares, including a majority (as defined under the Investment Company Act of 1940) of the shares of each class.

     (b) Each class of stock of the Corporation shall have the following powers, preferences or other special rights, and the qualifications, restrictions, and limitations thereof shall be as follows;

     (1) The shares of each class, when issued, will be fully paid and non-assessable, have no preference, preemptive, conversion, exchange, or similar rights, and will be freely transferable

     (2) The Board of Directors may from time to time declare and pay dividends or distributions, in stock or in cash, on any or all classes of stock, the amount of such dividends and distributions and the payment of them being wholly in the discretion of the Board of Directors.

         (i) Dividends or distributions on shares of any class of stock shall be paid only out of earned surplus or other lawfully available assets belonging to such class.

         (ii) Inasmuch as one goal of the Corporation is to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute thereto, and the Regulations promulgated thereunder, and inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power in its discretion to distribute in any fiscal years as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient in the opinion of the Board of Directors to enable the Corporation to quality as a regulated investment company and to avoid liability for the Corporation for Federal income tax in respect of that year. In furtherance, and not in limitation of the foregoing, in the event that a class of shares has a net capital loss for a fiscal year, and to the extent that a net capital loss for a fiscal year offsets net capital gains from one or more of the other classes, the amount to be deemed available for distribution to the class or classes with the net capital gain may be reduced by the amount offset.

     (3) The assets belonging to any class of stock shall be charged with the liabilities in respect to such class, and shall also be charged with its share of the general liabilities of the Corporation in proportion to the asset value of the respective classes. The determination of the Board of Directors shall be conclusive as to the amount of liabilities, the allocation of the same as to a given class, and as to whether the same or general assets of the Corporation are allocable to one or more classes.

     (4) Prior to the issuance of any shares of a class, the Board of Directors may by resolution change the designation of such class to the name of the Fund of the Corporation with respect to which such shares will be issued.

     (c) The Board of Directors may classify or reclassify any unissued capital stock of the Corporation from time to time by setting or changing the preferences, conversion or other rights, voting powers, restriction, limitations as to dividends, qualifications, or terms or conditions of redemption of such stock.

     (d) Anything in the Corporation's charter or By-laws to the contrary notwithstanding, unless otherwise prohibited by law, so long as the Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, the Board of Directors may increase or decrease the aggregate number of shares of stock which the Corporation shall have authority to issue or the number of shares of stock of any authorized class.

     (2) All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the By-Laws of the Corporation.

                                   ARTICLE VI

                PROVISIONS FOR DEFINING, LIMITING, AND REGULATING
                    CERTAIN POWERS OF THE CORPORATION AND OF
                         THE DIRECTORS AND STOCKHOLDERS
                         ------------------------------

     (1) The number of directors of the Corporation shall be two, which number may be increased pursuant to the By-laws of the Corporation but shall never be less than two. The name of the directors who shall act until the first annual meeting of shareholders or until their successors are duly elected and qualify are:

                                        Mark L. Lipson
                                        Denis McAuley III

     (2) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in these Articles of Incorporation or in the By--laws of the Corporation or in the General Corporation Law of the State of Maryland.

     (3) Each director and each officer of the Corporation shall be indemnified by the Corporation to the full extent permitted by the General Laws of the State of Maryland subject to the requirements of the Investment Company Act of 1940, as amended.

     (4) The Board of Directors of the Corporation may make, alter or repeal from time to time any of the By-laws of the Corporation except any particular By-law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the Investment Company Act of 1940, as amended.

                                   ARTICLE VII

                           DENIAL OF PREEMPTIVE RIGHTS
                           ---------------------------

     No holder of stock of the Corporation shall by reason of his holding shares of stock of the Corporation have any preemptive or preferential right to purchase or subscribe for any shares of the capital stock of the Corporation, now or hereafter authorized, or any other security of the Corporation which it may issue or sell, now or hereafter authorized, whether or not the issuance of any such shares or other securities would adversely affect the voting or dividend rights of such stockholders, other than such right, if any, as the Board of Directors in its discretion, may determine. The Board of Directors may issue shares of any class of the Corporation, or any notes, debentures, bonds or any security convertible into shares of any class, either in whole or in part, to existing Stockholders.

                                  ARTICLE VIII

                                   REDEMPTION
                                   ----------

     (1) Each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in the name of such holder on the books of the Corporation, and all shares of capital stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of such shares as in effect from time to time as may be determined by the Board of Directors of the Corporation in accordance with the provisions hereof, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of shares of capital stock of the Corporation or postpone the date of payment of such redemption price in accordance with provisions of applicable law. The redemption price of shares of capital stock of the Corporation shall be the net asset value thereof as determined by the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors of the Corporation. Payment of the redemption price shall be made in cash by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors of the Corporation.

     (2) The Corporation shall be entitled to redeem its shares of capital stock from any Stockholder who shall have held shares of capital stock of the Corporation as of record for a period of at least one year, where the aggregate redemption price for such shares, as determined in accordance with paragraph (1) of this Article, is less than $200. Prior to effecting any such redemption, the Corporation shall give a Stockholder 60 days prior written notice of redemption, mailed to such Stockholder at his or its address of record. At any time during the 60-day period following the giving of such notice, the Stockholder receiving the notice may purchase additional shares of capital stock of the Corporation sufficient to cause the aggregate redemption price of all shares of capital stock held by such Stockholder to be $200 or more, in which case the Corporation shall not effect a redemption of such Stockholder's shares of capital stock.

                                   ARTICLE IX

                              DETERMINATION BINDING
                              ---------------------

     Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created, shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin", a sale of securities "short", or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and understanding, evidenced by the purchase of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                    ARTICLE X

                        PRIVATE PROPERTY OR STOCKHOLDERS
                        --------------------------------

     The private property of Stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

                                   ARTICLE XI

                               PERPETUAL EXISTENCE
                               -------------------

         The duration of the Corporation shall be perpetual.

                                   ARTICLE XII

                                 ANNUAL MEETINGS
                                 ---------------

     Anything in these Articles of Incorporation or in the Corporation's By-laws to the contrary notwithstanding, unless otherwise provided by law, so long as the Corporation is registered as an investment company under the Investment Company Act of 1940, the Corporation shall not be required to hold an annual meeting in any year in which none of the following is required to be acted on by the Stockholders of the Corporation under the Investment Company Act of 1940:
(1) election of directors, (2) approval of an investment advisory agreement, (3) ratification of the selection of independent public accountants, and (4) approval of a distribution agreement.

                                  ARTICLE XIII

                                    AMENDMENT
                                    ---------

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in its charter, in the manner now or hereafter prescribed by statute, including any amendment which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the Stockholders' rights, and all rights conferred upon Stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the undersigned incorporator of the Corporation hereby executes the foregoing Articles of Incorporation and acknowledges the same to be her act and further acknowledges that, to the best of her knowledge, the matters and facts set forth herein are true in all material respects under the penalties of perjury.

         Dated the 31 day of September, 1989.

                                          /s/  Lisa H. Borger
                                          ---------------------------
                                          Lisa H. Borger

                  NATIONAL MULTI-SECTOR FIXED INCOME FUND, INC.

                              ARTICLES OF AMENDMENT

     NATIONAL MULTI-SECTOR FIXED INCOME FUND, INC., a Maryland corporation having its principal Maryland office in the City of Baltimore in the State of Maryland(hereinafter referred to as the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: Article II of the Articles of Incorporation of the Corporation is hereby amended by striking out the name of the Corporation and substituting therefor the following name:

                       PHOENIX MULTI-SECTOR FIXED INCOME FUND, INC.

     SECOND: The amendment to the Articles of Incorporation of the Corporation as hereinabove set forth has been duly approved by the Board of Directors on June 30, 1993 and approved by the stockholders of the Corporation on December 23, 1993 in the manner and by the vote required by law.

     IN WITNESS WHEREOF, NATIONAL MULTI-SECTOR FIXED INCOME FUND, INC. has caused these Articles of Amendment to be executed in its name and on its behalf by its duly authorized officers who acknowledge that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information and belief, the matters and facts set forth herein as to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

         DATED this 10th day of June, 1994.

                                     NATIONAL MULTI-SECTOR FIXED INCOME
                                     FUND, INC. (renamed PHOENIX MULTI-SECTOR
                                     FIXED INCOME FUND, INC.)



                        (seal)       By: /s/ Philip R. McLoughlin
                                     --------------------------------------
                                     Philip R. McLoughlin
                                     President

ATTEST:


By:  /s/ Richard J. Wirth
--------------------------------
Richard J. Wirth
Assistant Secretary

ARTICLES  OF AMENDMENT
                   OF
NATIONAL MULTI-SECTOR FIXED INCOME FUND, INC.
CHANGING ITS NAME TO:
PHOENIX MULTI-SECTOR FIXED INCOME FUND, INC.








APPROVED AND RECEIVED FOR RECORD BY THE STATE DEPARTMENT OF ASSESSMENTS AND

TAXATION OF MARYLAND JUNE 14, 1994 AT 12:27 O'CLOCK P. M. AS IN CONFORMITY WITH

LAW AND ORDERED RECORDED.

                               ------------------



ORGANIZATION AND                       RECORDING                      SPECIAL
CAPITALIZATION FEE PAID:               FEE PAID:                      FEE PAID:

$                                      $ 20.00                        $
 ----------------------                ---------                       --------


                                   ----------
                                    D2870251


XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

     IT IS HEREBY CERTIFIED, THAT THE WITHIN INSTRUMENT, TOGETHER WITH ALL

INDORSEMENTS THEREON, HAS BEEN RECEIVED, APPROVED AND RECORDED BY THE STATE

DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND.





            DECHERT,  PRICE &  RHOADS
            ATTN NATALIE BEJ
            1500 K ST, NW #500
            WASHINGTON                      DC 20005

                  PHOENIX MULTI-SECTOR FIXED INCOME FUND, INC.

                             ARTICLES SUPPLEMENTARY

         PHOENIX MULTI-SECTOR FIXED INCOME FUND, INC., formerly National Multi-Sector Fixed Income Fund, Inc., a Maryland corporation having its principal Maryland office in the City of Baltimore in the State of Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department"), that:

         FIRST: The Corporation has authority to issue FIVE HUNDRED MILLION
      -----
(500,000,000)shares, of one or more distinct and separate series of classes thereof as the Board of Directors shall from time to time create and establish, with par value of Ten Cents ($0.10) each, and with aggregate par value of FIFTY MILLION Dollars ($50,000,000). At a meeting of the Board of Directors of the Corporation held on September 20, 1991, the Board of Directors determined to implement a dual distribution system and, in connection therewith, to issue shares of the Corporation's capital stock in two classes: Class A and Class B. On January 2, 1992, the Corporation filed Articles Supplementary with the Department classifying the Corporation's shares of capital stock as follows:

                                                            Number of Shares
         Name of Class                                     Allocated on 1-2-92
         -------------                                     -------------------
         Class A                                            100,000,000
         Class B                                            200,000,000
         Class C                                            100,000,000
         Class D                                            100,000,000
         Common Stock                                            0

     SECOND: At a meeting of the Board of Directors of the Corporation held on May 25, 1994,the Board of Directors classified as "Class B" shares of the Corporation FIFTY MILLION (50,000,000)unissued shares of Class C Common Stock of the Corporation, par value Ten Cents ($0.10) per share; classified as "Class A" shares of the Corporation the remaining FIFTY MILLION (50,000,000) unissued shares of Class C Common Stock of the Corporation, par value Ten Cents ($0.10) per share; and classified as "Class A" shares of the Corporation ONE HUNDRED MILLION (100,000,000) unissued shares of Class D Common Stock of the Corporation, par value Ten Cents ($0.10) per share. Based on the foregoing, notwithstanding anything possibly to the contrary, there shall presently exist TWO HUNDRED FIFTY MILLION (250,000,000) shares of Class A Common Stock of the Corporation, par value Ten Cents ($0.10) per share and TWO HUNDRED FIFTY MILLION (250,000,000) shares of Class B Common Stock of the Corporation, par value Ten Cents ($0.10) per share. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the classes of shares shall be as set forth in the Corporation's Articles of Incorporation, as amended, and shall be subject to all provisions of the Articles of Incorporation relating to shares of the Corporation generally, and those set forth as follows:

     (a) The assets belonging to each class shall be invested in the same investment portfolio of the Corporation.

     (b) The dividends and distributions of investment income and capital gains with respect to each class shall be in such amounts as may be declared from time to time by the Board of Directors, and the dividends and distributions of each class may vary from dividends and distribution of investment income and capital gains with respect to the other classes to reflect differing allocations of the expenses of the Corporation among the holders of the classes and any resultant differences between the net asset value per share of each class, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income or capital gains and expenses and liabilities of the Corporation among the classes shall be determined by the Board of Directors in a manner that is consistent with the order dated September 13, 1993 (Investment Company Act of 1940 Release No. IC-19706) issued by the Securities and Exchange Commission in connection with the application for exemption filed by National Multi-Sector Fixed Income Fund, Inc., et. al., any amendment to such order or any rule or interpretation under the Investment Company Act of 1940 that modifies or supersedes such order.

     (c) Class A shares (including fractional shares) may be subject to an initial sales charge pursuant to the terms of the issuance of such shares.

     (d) The proceeds of the redemption of Class B shares (including fractional shares) shall be reduced by the amount of any contingent deferred sales charge payable on such redemption pursuant to the terms of the issuance of such shares.

     (e) The holders of each class of shares shall have (i) exclusive voting rights with respect to provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan") applicable to the respective class, and (ii) no voting rights with respect to provisions of any Plan applicable to any other class or with regard to any other matter submitted to a vote of shareholders which does not affect holders of that respective class.

     (f)(1) Each Class B share, other than a share purchased through the automatic reinvestment of a dividend or a distribution with respect to Class B shares, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares on the date that is the first business day of the month in which the eighth anniversary date of the date of the issuance of the Class B share falls (the "Conversion Date"). With respect to Class B shares issued in an exchange or series of exchanges for shares of capital stock or shares of beneficial interest, as applicable, of another investment company or class or series thereof registered under the Investment Company Act of 1940 pursuant to an exchange privilege granted by the Corporation, the date of issuance of the Class B shares for purposes of the immediately preceding sentence shall be the date of issuance of the original shares of capital stock or shares of beneficial interest, as applicable.

         (2) Each Class B share purchased through the automatic reinvestment of a dividend or a distribution with respect to Class B shares shall be segregated in a separate subaccount. Each time any Class B shares in a shareholder's Fund account (other than those in the sub-account) convert to Class A shares, an equal pro rata portion of the Class B shares then in the sub-account will also convert automatically to Class A shares without any action or choice on the part of the holder thereof. The portion will be determined by the ratio that the shareholder's Class B shares converting to Class A shares bears to the shareholder's total Class B shares not acquired through dividends and distributions.

         (3) The conversion of Class B shares to Class A shares is subject to the continuing availability of an opinion of counsel or a ruling of the Internal Revenue Service that payment of different dividends on Class A shares and Class B shares does not result in the Corporation's dividends or distributions constituting "preferential dividends" under the Internal Revenue Code of 1986, as amended, and that the conversion of shares does not constitute a taxable event under federal tax law.

         (4) The number of Class A shares into which a share of Class B shares is converted pursuant to paragraphs (f)(1) and (f)(2) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B shares (for purposes of sales and redemptions thereof on the Conversion Date) by the net asset value per share of the Class A shares (for purposes of sales and redemptions thereof on the Conversion Date).

         (5) On the Conversion Date, the Class B shares converted into Class A shares will cease to accrue dividends and will no longer be deemed outstanding and the rights of the holders thereof(except the right to receive (i) the number of Class A shares into which the Class B shares have been converted and (ii) declared but unpaid dividends to the Conversion
     Date) will cease. Certificates representing Class A shares resulting from the conversion need not be issued until certificates representing Class B shares converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer.


     THIRD: The shares of the Corporation classified pursuant to Article SECOND of these Articles Supplementary have been duly authorized and classified by the Corporation's Board of Directors pursuant to authority and power contained in the Corporation's Articles of Incorporation and in accordance with Section 2-208 of the Maryland General Corporation Law.

     IN WITNESS WHEREOF, PHOENIX MULTI-SECTOR FIXED INCOME FUND, INC. has caused there Articles Supplementary to be executed by its duly authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

         DATED this 10th day of June, 1994.

                                   PHOENIX MULTI-SECTOR FIXED INCOME FUND, INC.

            (SEAL)
                                   By: /s/ Philip R. McLoughlin
                                       ----------------------------
                                   Philip R. McLoughlin
                                   President

ATTEST:

By: /s/ Richard J. Wirth
----------------------------
Richard J. Wirth
Assistant Secretary
                                                                        fund/908

                             ARTICLES SUPPLEMENTARY
                                       OF
                  PHOENIX MULTI-SECTOR FIXED INCOME FUND, INC.










APPROVED AND RECEIVED FOR RECORD BY THE STATE DEPARTMENT OF ASSESSMENTS AND

TAXATION OF MARYLAND JUNE 14, 1994 AT 12:29 O'CLOCK P.M. AS IN CONFORMITY WITH

LAW AND ORDERED RECORDED.

                               ------------------


   ORGANIZATION AND                         RECORDING                SPECIAL
CAPITALIZATION FEE PAID:                    FEE PAID:                FEE PAID:

$                                           $20.00                   $
 ------------------------                   --------                  -------


                                   ----------
                                    D2870251

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

     IT IS HEREBY CERTIFIED, THAT THE WITHIN INSTRUMENT, TOGETHER WITH ALL

ENDORSEMENTS THEREON, HAS BEEN RECEIVED, APPROVED AND RECORDED BY THE STATE

DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND.






            DECHERT, PRICE & RHOADS
            ATTN NATALIE BEJ
            1500 K ST, NW #500
            WASHINGTON                 DC  20005



                                                                     001C3086917

                                                        A 458006



[STATE SEAL]                       RECORDED IN THE RECORDS OF THE


                                   STATE DEPARTMENT OF ASSESSMENTS